UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BUSINESS DEVELOPMENT CORPORATION OF AMERICA
405 Park Avenue — 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 9, 2016

April 29, 2016

To the Stockholders of Business Development Corporation of America:

I am pleased to invite our stockholders to the 2016 Annual Meeting of Stockholders (“Annual Meeting”) of Business Development Corporation of America, a Maryland corporation (the “Company”). The Annual Meeting will be held on Thursday, June 9, 2016 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 2:00 p.m. (local time). At the Annual Meeting, you will be asked to (i) elect five (5) members to the Company’s Board of Directors, (ii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, (iii) to approve a third amended and restated investment advisory agreement that would implement the changes previously approved by the Company’s stockholders at the 2015 annual meeting of stockholders, which were contingent upon the listing of our common stock on a national securities exchange, relating to the manner of calculating whether the “hurdle rate” is met (which, at historical “net asset” values relative to “Adjusted Capital”, would have allowed the hurdle rate have been met more quickly and would have increased the incentive fee payable to the Company’s investment adviser, BDCA Adviser, LLC by approximately $7.2 million for the year ended 2015 had this provision been in place), and (iv) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof. Our Board of Directors has fixed the close of business on April 20, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.001 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com/BDCA. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Internet Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included the notice.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Corinne D. Pankovcin

Corinne D. Pankovcin,
Chief Financial Officer, Treasurer and Secretary

Business Development Corporation of America

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Page
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
CODE OF ETHICS	28
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	28
OTHER MATTERS PRESENTED FOR ACTION AT THE 2016 ANNUAL MEETING	28
STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING	28
Stockholder Proposals in the Proxy Statement	28
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings	28

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Business Development Corporation of America
405 Park Avenue — 14th Floor
New York, New York 10022

PROXY STATEMENT

The proxy card, together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 Annual Report”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Business Development Corporation of America, a Maryland corporation (the “Company”), for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 14th Floor, New York, New York 10022. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2015 Annual Report have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders commenced on or about April 29, 2016.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on June 9, 2016

This Proxy Statement, the Notice of Annual Meeting and our 2015 Annual Report are available at:
www.proxyvote.com/BDCA.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on June 9, 2016, commencing at 2:00 p.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five (5) directors for one-year terms expiring in 2017 and until their successors are duly elected and qualified;
2.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;
3.	approve a third amended and restated investment advisory and management services agreement (the “Proposed Advisory Agreement”) between the Company and BDCA Adviser, LLC, the Company’s investment adviser (“BDCA Adviser” or the “Adviser”), that would implement the changes previously approved by the Company’s stockholders at the 2015 Annual Meeting of Stockholders, which were contingent upon the listing of our common stock on a national securities exchange, relating to the manner of calculating whether the “hurdle rate” is met (which, at historical “net asset” values relative to “Adjusted Capital”, would have allowed the hurdle rate to have been met more quickly and would have increased to incentive fee payable to the Adviser by approximately $7.2 million for the year ended 2015 had this provision been in place).
4.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2015 Annual Report available to our stockholders electronically via the Internet. On or about April 29, 2016, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2015 Annual Report online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and our 2015 Annual Report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our Common Stock (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 20, 2016. As of the record date, approximately 178,463,821 shares of our common stock, par value $0.001 per share (“Common Stock”), were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at

(855) 928-4496. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxyvote.com/BDCA at any time prior to 11:59 p.m. Eastern Time on June 8, 2016, and per the instructions provided on the proxy card; or
•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on June 8, 2016, and per the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the nominees for director named in the proxy and other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

Election of Director Nominees.  There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a plurality of votes cast at the Annual Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the vote.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Approval of Advisory Agreement Amendment Proposal.  The affirmative vote by the holders of the majority of our outstanding voting securities entitled to be cast as of the Record Date is necessary for approval of the Advisory Agreement Amendment Proposal. The 1940 Act defines a “majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of such fund, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Advisory Agreement Amendment Proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter (the “Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

Yes. The Company is soliciting the proxy on behalf of the Board of Directors and will pay all costs of preparing, assembling and mailing the proxy materials. As a result, our shareholders will indirectly bear such expense.

We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $16,000 for proxy solicitation services provided for us, plus reimbursement for certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic vote is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name and address, and the zip code, and to confirm that the stockholder has received the proxy materials or has been provided with the Notice. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and to ask the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to Business Development Corporation of America, 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at (855) 928-4496.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2015 Annual Report or any documents relating to any of our future stockholder meetings, please contact: Business Development Corporation of America, 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations, Telephone: (866) 902-0063, Email: investorrelations@ar-global.com, website: www.bdcofamerica.com.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 30, 2016 and ending at 5:00 p.m., Eastern Time, on December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Business Development Corporation of America 405 Park Avenue — 14th Floor, New York, New York 10022, Attention: Corinne D. Pankovcin, Chief Financial Officer, Treasurer and Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2017 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2017 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED; (II) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2016; AND (III) THE ADVISORY AGREEMENT AMENDMENT PROPOSAL. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by BDCA Adviser, LLC (the “Adviser”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Charter and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three or greater than fifteen. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Peter M. Budko, Edward M. Weil, Jr., Leslie D. Michelson, Randolph C. Read and Edward G. Rendell. Each nominee currently serves as a director of the Company. Messrs. Budko, Weil, Michelson, Read and Rendell have indicated their willingness to continue to serve if elected and have consented to be named as nominees. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Peter M. Budko	56	Chairman and Chief Executive Officer
Edward M. Weil, Jr.	49	Director
Leslie D. Michelson	65	Lead Independent Director; Compensation Committee Chair
Randolph C. Read	63	Independent Director; Audit Committee Chair
Edward G. Rendell	72	Independent Director; Nominating and Corporate Governance Committee Chair

Business Experience of Nominees

Peter M. Budko

Peter M. Budko has served as director and chairman of the Company since December 2014 and has served as an executive officer of the Company since May 2010, including as chief executive officer of the Company since November 2014. Mr. Budko has served as the chief executive officer and president of the Adviser since June 2010. Mr. Budko has served as president of Business Development Corporation of America II (“BDCA II”) since its formation in April 2014, as chief executive officer of BDCA II since November 2014, and as director and chairman of the board of directors of BDCA II since December 2014. Mr. Budko previously served as chief operating officer of BDCA II from April 2014 until December 2014. Mr. Budko has served as the chief executive officer of the BDCA II adviser since its formation in April 2014. Peter M. Budko has served as an executive officer of Realty Finance Trust, Inc. (“RFT”) and the RFT advisor since their formation in November 2012, including as chief executive officer of RFT and the RFT advisor since November 2014 and as interim president of RFT and the RFT advisor since March 2016. Mr. Budko has also served as chairman of the RFT board of directors since December 2014, and previously served as a director of RFT from January 2013 until November 2014. Mr. Budko served as chief investment officer of RCS Capital Corporation (“RCAP”) from February 2013 until December 2014 and as a director of RCAP from February 2013 until August 2015. Mr. Budko has been a principal and a member of the investment committee of BDCA Venture Adviser, LLC, the adviser to BDCA Venture, Inc. (NASDAQ: BDCV), since July 2014. Mr. Budko has also served in various executive capacities among other public, non-listed investment programs currently or formerly sponsored by our sponsor AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global” or the “Sponsor”). Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets (“Wachovia”), from 1997 to 2006. As head of this group, Mr. Budko had responsibility for a diverse platform of structured financial and credit products, including commercial asset securitization, net lease credit financing and acquisitions, structured tax free asset exchange solutions and qualified intermediary services for real estate exchange investors. While at Wachovia, Mr. Budko acquired over $5 billion of assets. From 1987 to 1997, Mr. Budko worked in the Private Placement and Corporate Real Estate Finance Groups at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the Corporate Real Estate Finance group in 1990. Within the Private Placement group, Mr. Budko was responsible for the origination, structuring and placement of highly structured debt offerings by corporate issuers within NationsBank. Mr. Budko received a B.A. in Physics from the University of North Carolina.

We believe that Mr. Budko’s current and prior experience as a director and/or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as a director of the Company since December 2015. Mr. Weil has served as executive chairman of American Realty Capital Healthcare Trust III, Inc. (“HT III”) since November 2015, and previously served as an executive officer HT III, the HT III advisor and the HT III property manager from their respective formations in April 2014 until November 2014. Mr. Weil has served as executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“Global II”) since November 2015, and previously served as an executive officer of Global II, the Global II advisor and the Global II property manager from their respective formations in April 2014 until October 2014. Mr. Weil has served as executive chairman of American Realty Capital New York City REIT, Inc. (“NYCR”) since November 2015. Mr. Weil has served as chairman of the board of directors of American Finance Trust, Inc. (“AFIN”) and as chief executive officer and president of AFIN, the AFIN advisor and the AFIN property manager since November 2015. Mr. Weil also previously served as an executive officer of AFIN, the AFIN advisor and the AFIN property manager from their formation in January 2013 until November 2014, and served as a director of AFIN from January 2013 to September 2014. Mr. Weil has served as chief executive officer and president and chairman of the board of directors of American Realty Capital — Retail Centers of America, Inc. (“RCA”) and the RCA advisor since December 2015, and previously served as an executive officer of RCA and the RCA advisor from their formation in July 2010 and May 2010, respectively, until November 2014.

Mr. Weil served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of New York REIT, Inc. (“NYRT”), the NYRT property manager and the NYRT advisor from their formation in October 2009 until November 2014. Mr. Weil served as an executive officer of American Realty Capital Healthcare Trust, Inc. (“HT”), the HT advisor and the HT property manager from their formation in August 2010 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Weil served as a director of American Realty Capital Trust III, Inc. (“ARCT III”) beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with VEREIT, Inc., formerly known as American Realty Capital Properties, Inc. (“VEREIT”) in February 2013. Mr. Weil served as an executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”), the DNAV advisor and the DNAV property manager since their formation in September 2010 until November 2014, as a director of DNAV from September 2010 until August 2014, and again as an executive officer of DNAV from November 2015 until its dissolution and liquidation in April 2016. Mr. Weil served as a director of VEREIT from March 2012 until June 2014. Mr. Weil also served as an executive officer of VEREIT from its formation in December 2010 until February 2013. Mr. Weil served as an executive officer of Global Net Lease, Inc. (“GNL”), the GNL advisor and the GNL property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of GNL from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with VEREIT in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with VEREIT in January 2014. Mr. Weil served as the president, treasurer and secretary of Healthcare Trust, Inc. (“HTI”), the HTI advisor and the HTI property manager since their formation in October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of Realty Finance Trust, Inc. (“RFT”) and its advisor from November 2012 until January 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of the Phillips Edison Grocery Center REIT II, Inc. advisor from July 2013 until October 2014. Mr. Weil has served as a member of the board of directors of the sub-property manager of American Realty Capital Hospitality Trust, Inc. (“HOST”) from August 2013 until November 2014. Mr. Weil served as chief executive officer and president of the general partner of American Energy Capital Partners — Energy Recovery Program, LP from its formation in October 2013 until November 2014. Mr. Weil previously served as chairman of Realty Capital Securities, LLC (the “Former Dealer Manager”), the former dealer manager of the IPO, from September 2013 until November 2015, and was the interim chief executive officer of the Former Dealer Manager from May 2014 until September 2014 and the chief executive officer of the Former Dealer Manager from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of the Former Dealer Manager, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016. Mr. Weil previously served as an executive officer of American Realty Capital — Retail Centers of America II, Inc. (“RCA II”) and the RCA II advisor from April 2014 until November 2014. Mr. Weil served on the board of trustees of United Development Funding Income Fund V until October 2014.

Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust (“AFRT”) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

We believe that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate make him well qualified to serve as a member of our Board of Directors.

Leslie D. Michelson

Leslie D. Michelson has served as an independent director of the Company since January 2011, including as lead independent director since February 2016. Mr. Michelson has served as an independent director of RCA since November 2015, and previously served as an independent director of RCA from March 2012 until October 2012. In addition, Mr. Michelson has served as an independent director of HTI since December 2015, as an independent director of BDCA II since August 2014 and as an independent trustee of Realty Capital Income Funds Trust (“RCIFT”), a family of mutual funds advised by an affiliate of our Sponsor, since April 2013. Mr. Michelson previously served as an independent director of HT from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Michelson served as an independent director of ARCT from January 2008, including as lead independent director from July 2012, until the close of its merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT from

October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCV from June 2014 until June 2015. Mr. Michelson served as lead independent director of RFT from January 2013 until November 2014. Mr. Michelson served as an independent director of DNAV from August 2011 until February 2012 and as a director of NYRT from October 2009 until August 2011.

Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its Board of Directors from January 2002 until April 2013. Mr. Michelson served on the Board of Directors of Catellus Development Corp. (“Catellus”), from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the Audit Committee of the Board of Directors, of Catellus for 5 years and served at various times as the chairman of the Audit Committee and the Compensation Committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also since June 2004 he has served as a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig’s disease. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013 and as a director of Druggability Technologies Holdings Ltd. since April 2013. In addition, he has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2012. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s experience as a director or executive officer of the companies described above make him well qualified to serve as a member of our Board of Directors.

Randolph C. Read

Randolph C. Read has served as an independent director of the Company since December 2014 including as audit committee chair since February 2016. In addition, Mr. Read has served as an independent director of NYRT since December 2014, including as non-executive chairman of NYRT since June 2015, as non-executive chairman of the board of directors of HTI since February 2015 and as an independent director of BDCA II since December 2014. Mr. Read has been president and chief executive officer of Nevada Strategic Credit Investments, LLC since 2009. Mr. Read has previously served as president of a variety of other companies, including International Capital Markets Group, Inc. Mr. Read serves on two advisory boards and has previously served on a number of public and private company boards. He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

We believe that Mr. Read’s prior business experience and his leadership qualities make him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell

Governor Edward G. Rendell has served as an independent director the Company since January 2011. Gov. Rendell has also served as an independent director of RCA since October 2012 and previously served as an independent director of RCA from February 2011 until March 2012. Gov. Rendell has also served as an independent director of GNL since March 2012 and of BDCA II since August 2014. Governor Rendell served as an independent director of ARCT III from March 2012 until the close of ARCT III’s merger with VEREIT in February 2013. Gov. Rendell served as an independent director of VEREIT from February 2013 until April 2015. Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, Gov. Rendell served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Sphar. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

We believe that Governor Rendell’s experience as a director or executive officer of the companies described above and his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BUDKO, WEIL, MICHELSON, READ AND RENDELL AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2017 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. Our current executive officers are employees of our Adviser or affiliates of our Adviser. We have no employees and have retained the Adviser to manage our day-to-day operations. The Adviser is indirectly, wholly-owned by our sponsor, AR Global (the successor business to AR Capital, LLC). Mr. Weil is the chief executive officer of AR Global. Mr. Budko, our chief executive officer, is also the chief executive officer and president of our Adviser.

The Board of Directors held a total of 29 meetings including action by written consent, during the fiscal year ended December 31, 2015. All directors and nominees attended 100% of the total number of meetings while they were a member of the Board of Directors. All of our directors attended the 2015 annual stockholders’ meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee, compensation committee and nominating and corporate governance committee.

Leadership Structure of the Board of Directors

Peter M. Budko serves as our chairman of the Board and also serves as our chief executive officer. Since December 2014 and November 2014, respectively, Mr. Budko has served as chairman of our Board of Directors and our chief executive officer. Our Board of Directors believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. We believe the combined role of chairman and chief executive officer, together with our independent directors, is in our best interest because it provides the appropriate balance between strategic development and independent oversight of management.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its oversight of the Company’s executive officers and the Adviser. Each committee of our Board of Directors plays a distinct role with respect to overseeing management of our risks:

•	Audit Committee: Our audit committee oversees the management of enterprise risks. To this end, our audit committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.
•	Compensation Committee: Our compensation committee oversees the management of risks relating to the fees paid to the Adviser under the Agreement. In fulfillment of this duty, the compensation committee meets at least annually to review the agreements. In addition, the compensation committee reviews the performance of the Adviser to determine whether the compensation paid was reasonable in relation to the nature and quality of services performed and whether the provisions of the Agreement were being satisfactorily performed.
•	Nominating and Corporate Governance Committee: Our nominating and corporate governance committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board of Directors on a regular basis to apprise our Board of Directors regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

Audit Committee

Each member of the audit committee is independent for purposes of the Investment Company Act of 1940. Our audit committee consists of Messrs. Michelson and Read (Chairman). The Board has determined that both Messrs. Read and Michelson are qualified as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

Our audit committee held 8 meetings during the fiscal year ended December 31, 2015.

Our audit committee operates pursuant to a written charter. The charter of the audit committee is available to any stockholder who requests it c/o Business Development Corporation of America, 405 Park Avenue, 14th Floor, New York, NY 10022 and is also available on the Company’s website at www.bdcofamerica.com.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2015 is discussed below under the heading “Audit Committee Report.”

Compensation Committee

Each member of the compensation committee is independent for purposes of the Investment Company Act of 1940. The compensation committee operates pursuant to a written charter and conducts periodic reviews of our Amended and Restated Investment Advisory and Management Services Agreement (the “Agreement”). The committee considers in such periodic reviews, among other things, whether the compensation of our Adviser is reasonable in relation to the nature and quality of services performed, and whether the provisions of the Agreement are being satisfactorily performed. Messrs. Michelson (Chairman), Read and Rendell serve as the members of our compensation committee. Our compensation committee did not hold any meetings during 2015. The charter of the compensation committee is available in print to any stockholder who requests it and is also available on the Company’s website at www.bdcofamerica.com.

Nominating and Corporate Governance Committee

Each member of the nominating and corporate governance committee is independent for purposes of the Investment Company Act of 1940. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee of the Board of Directors, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the board and our management. The nominating and corporate governance committee did not hold any meetings during 2015. Messrs. Michelson, Read and Rendell (Chairman) serve as the members of our nominating and corporate governance committee. The charter of the nominating and corporate governance committee is available in print to any stockholder who requests it and is also available on the Company’s website at www.bdcofamerica.com.

When nominating director candidates, the nominating and corporate governance committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate’s experience with the experience of other members of the Board of Directors, each candidate’s ability to devote sufficient time to the affairs of the Company, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. In addition, while the Board of Directors does not have a formal policy on diversity, it will consider issues of diversity, including diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills when filling vacancies on the Board of Directors. Other than the foregoing, there are no stated minimum criteria for director nominees. The director nominees for the Annual Meeting were approved by the members of the nominating and corporate governance committee and the entire Board of Directors.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2017 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Director Independence

Our Charter and bylaws provide for a Board of Directors with no fewer than three and no more than fifteen directors, a majority of whom must be independent. Under our Charter, a director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board of Directors who are not independent directors are referred to as interested directors.

Family Relationships

There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Business Development Corporation of America, 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Corinne D. Pankovcin, Chief Financial Officer, Treasurer and Secretary. Ms. Pankovcin will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Adviser performs our day-to-day management functions. Our current executive officers, Peter M. Budko, James A. Fisher and Corinne D. Pankovcin, are all employees of the Adviser and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report from our compensation committee with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Party Transactions” below for a discussion of fees and expenses payable to the Adviser and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Peter M. Budko(1)	56	Chairman and Chief Executive Officer
James A. Fisher	56	President and Chief Operating Officer
Corinne D. Pankovcin	48	Chief Financial Officer, Treasurer and Secretary
Guy F. Talarico	59	Chief Compliance Officer
Edward M. Weil, Jr.(1)	49	Director
Leslie D. Michelson(1)	65	Lead Independent Director; Compensation Committee Chair
Randolph C. Read(1)	63	Independent Director; Audit Committee Chair
Edward G. Rendell(1)	72	Independent Director; Nominating and Corporate Governance Committee Chair

(1)	Please see “Business Experience of Nominees” above for biographical information about Mr. Budko and each of the members of the Company’s Board of Directors.

James A. Fisher

James A. Fisher has served as President and Chief Operating Officer of the Company since November 2015. Mr. Fisher joined our Adviser in March 2013 as Managing Director and Head of Middle Market Investing. Mr. Fisher’s lending and investing career in the middle market spans 34 years with experience leading businesses with both senior and junior debt products. He began his career in 1981 at JPMorgan Chase, spending 22 years in the Firm’s Middle Market Banking Group. He was ultimately the Senior Vice President and Division Executive in charge of the Bank’s Middle Market Structured Finance Division. Mr. Fisher’s Division at JPMorgan Chase consisted of the bank’s three specialized lending groups: Middle Market Leveraged Finance, Business Credit (asset based lending), Leasing (equipment and vendor finance), in addition to the bank’s Middle Market M&A team. Mr. Fisher had been a founding member of the bank’s Middle Market Leveraged Finance Group in 1989. After leaving JPMorgan Chase in 2003, Mr. Fisher joined Callidus Capital Management, a CLO leveraged loan manager and a portfolio company of Allied Capital, as a partner and member of the Investment Committee. Mr. Fisher had responsibility, for starting, building and running Callidus Capital Finance, which was Callidus Capital Management’s middle market leveraged loan business. This business ultimately became Allied Capital Finance. Mr. Fisher received a B.A. in Economics from Union College in 1981 and completed Stanford University’s Executive Program in 1997.

Corinne D. Pankovcin

Corinne D. Pankovcin has served as Chief Financial Officer of the Company since December 2015. Prior to joining the Company, Ms. Pankovcin was the Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation (formerly, BlackRock Kelso Capital Corporation) (NASDAQ: BKCC), an

externally-managed business development company, and a Managing Director of Finance at BlackRock Investment Management LLC from January 2011 until August 2015. Prior to that, Ms. Pankovcin was a senior member of Finance & Accounting of Alternative Investments and served as chief financial officer for the Emerging Markets products group at PineBridge Investments (formerly AIG Investments). From 2005 to 2011, Ms. Pankovcin was primarily responsible for the administration of the alternative asset products, including financial reporting. She managed the finance operations for the various product teams and coordinated investment valuations and investor reporting. From 2002 to 2005, Ms. Pankovcin was with Geller & Company, where she served as Director of Business Development and Process Implementations. Prior to joining Geller & Company, she served as Vice President of Finance and Accounting for Bessemer Venture Partners. Ms. Pankovcin began her career with PricewaterhouseCoopers LLP, where she ultimately held the role of Senior Manager of Business Assurance for Consumer Products, Manufacturing, and Middle Market industries from 1991 to 2001. Ms. Pankovcin earned her B.S. in Business Administration, with honors, from Dowling College and her M.B.A. from Hofstra University. She is a Certified Public Accountant.

Guy F. Talarico

Guy F. Talarico has served as Chief Compliance Officer of the Company since February 2016. Mr. Talarico is the founder and chief executive officer of Alaric Compliance Services LLC, a regulatory compliance consulting firm. Mr. Talarico has over 29 years of experience in the financial services industry, his background includes serving as the CCO to various registered investment advisers and registered investment companies; the management of a $45 billion asset management and services group at JP Morgan-Chase; client management of SEC-registered advisers within the Institutional Custody Division of Investors Bank & Trust Company; development of an outsourced SEC regulatory compliance program for registered advisers; and legal compliance support. Just prior to founding ALARIC Compliance Services, LLC, he was the co-CEO of EOS Compliance Services, LLC.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2015:

Name	Fees Paid in Cash ($)	All Other Compensation ($)		Total Compensation ($)
Peter M. Budko(1)	$—	$—		$—
William M. Kahane(1)	—	—		—
Edward M. Weil, Jr.(1)	—	—		—
Leslie D. Michelson	27,500	35,000	(2)	62,500
Edward G. Rendell	20,000	35,000	(2)	55,000
Randolph C. Read	20,000	35,000	(2)	55,000

(1)	Messrs. Budko, Kahane and Weil receive no compensation for serving as a director. Mr. Weil was elected to the Board effective December 31, 2015 following Mr. Kahane’s resignation from the Board without disagreement with the Company.
(2)	Our independent directors each earned a one-time bonus payment of $35,000 in respect of prior service for the fiscal year ended December 31, 2015.

For the fiscal year ended December 31, 2015, independent directors received an annual fee of $20,000 plus reimbursement of any reasonable out-of pocket expenses incurred in connection with their service on the Board. In addition, the chairman of the audit committee received an annual fee of $10,000 and the chairman of each of the nominating and corporate governance committee and the compensation committee received an annual fee of $2,500 for their additional services, if any, in these capacities. In addition, we purchased directors’ and officers’ liability insurance on behalf of our directors and officers. Our independent directors also received compensation for the in-person attendance of certain industry-related events and seminars in the amount of: (1) $2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours; or (2) $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

On February 11, 2016, after recommendation by the compensation committee, the Board approved a modified fee arrangement for directors. Beginning February 11, 2016, our independent directors will receive an annual fee of $90,000 plus reimbursement of any reasonable out-of-pocket expenses incurred in connection with their service on the Board. Our independent directors will also receive $2,500 for each regular or special Board meeting attended in-person, $1,500 for each Board meeting attended telephonically, $1,000 for each committee meeting attended in-person that was not held on the same day as a regular board meeting, $600 for each committee meeting attended telephonically that was not held on the same day as a regular board meeting and $750 for any action reviewed and voted upon electronically via written consent. The lead independent director will receive an annual fee of $10,000, and the chairman of each of the audit committee, compensation committee and the nominating and corporate governance committee will receive an annual fee of $10,000. Each independent director will receive a one-time bonus payment of $35,000 in respect of prior service for the fiscal year ended December 31, 2015. In addition, our independent directors will each receive a $250,000 award upon the occurrence of a liquidity event, which at the sole discretion of the Company would be paid (i) in cash; (ii) in fully-vested stock of the Company, to be granted pro rata over a three-year period; or (iii) any combination of the foregoing.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2016, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage(2)
BDCA Adviser, LLC	163,866			*
Interested Directors:
Peter M. Budko	33,749			*
Edward M. Weil, Jr.	10,101			*
Independent Directors:
Leslie D. Michelson	9,361			*
Randolph C. Read	—		—
Edward G. Rendell	—		—
Officers (that are not directors):
James A. Fisher	24,802	(3)		*
Corinne D. Pankovcin	—		—
Guy Talarico	—			*
All directors and executive officers as a group (8 persons)	78,013		0.04%

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, 14th Floor New York, New York 10022.
(2)	Based on a total of 177,922,785 shares of common stock issued and outstanding on March 31, 2016.
(3)	Represents an award under AR Global’s restricted stock unit plan of the shares of our common stock held on behalf of BDCA Adviser.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Adviser

The Sponsor, including its indirectly wholly-owned subsidiary, the Adviser, owns 0.16 million shares of the Company’s outstanding common stock as of April 28, 2016. Our Adviser is indirectly, wholly-owned by our Sponsor. Mr. Weil is the chief executive officer of our Sponsor. Mr. Budko, our chief executive officer, is also the chief executive officer and president of our Adviser.

On July 8, 2010, our Adviser, pursuant to a private placement, contributed an aggregate of $200,000 to purchase 22,222 shares of common stock at $9.00 per share, which represented the public offering price at that time of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share. Because no sales commission or dealer manager fees were paid on the gross offering proceeds from the private placement, the per share net offering proceeds received by us from the private placement were equal to the per share net offering proceeds that we received from investors who purchased our shares at a price of $10.00 in our initial public offering. In addition, on February 1, 2012, our Adviser contributed an additional $1,300,000 to purchase 140,784 shares of our common stock at $9.234 per share so that the aggregate contributed by our Adviser to the Company is $1,500,000. Our Adviser will not tender any amount of its shares for repurchase as long it continues to serve as our investment adviser.

Any transaction with our affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors, including a majority of disinterested directors.

Former Arrangements

Realty Capital Securities, LLC (our “Former Dealer Manager”) served as the dealer manager of our IPO until May 2015, when we terminated our offering. RCS Capital Corporation, the parent company of the Former Dealer Manager and certain of its affiliates that provided services to us, filed for Chapter 11 bankruptcy protection in January 2016, prior to which it was also under common control with our Sponsor.

When we were offering shares of our common stock, we had engaged our Former Dealer Manager, an entity then under common ownership with our Adviser, and paid fees to such entity pursuant to the dealer manager agreement. Under the terms of the dealer manager agreement, our Former Dealer Manager acted as our exclusive dealer manager until the termination of the offering.

Under a separate letter agreement between us and the investment banking and capital markets division of the Former Dealer Manager, we paid the Former Dealer Manager for the provision of strategic advisory services (such as performing financial analyses, evaluating the Company against publicly-listed comparables and other types of investment banking and capital markets advisory services) prior to the occurrence of certain events, such as listing, merger, or sale of the Company.

The predecessor to AR Global was a party to a services agreement with RCS Advisory Services, LLC, a subsidiary of the parent company of the Former Dealer Manager (“RCS Advisory”), pursuant to which RCS Advisory and its affiliates provided us and certain other companies sponsored by AR Global with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services among others) on a time and expenses incurred basis or at a flat rate based on services performed. The predecessor to AR Global instructed RCS Advisory to stop providing such services in November 2015 and no services have since been provided by RCS Advisory.

We were also party to a transfer agency agreement with American National Stock Transfer, LLC, a subsidiary of the parent company of the Former Dealer Manager (“ANST”), pursuant to which ANST provided us with transfer agency services (including broker and stockholder servicing, transaction processing, year-end Internal Revenue Service (“IRS”) reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent. AR Global received written notice from ANST on February 10, 2016 that it would wind down operations by the end of the month and would withdraw as the transfer agent effective February 29, 2016. Subsequently, effective February 26, 2016, we entered into an agreement with DST Systems, Inc., our previous provider of sub-transfer agency services, to provide us directly with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services).

Allocation of Adviser’s Time; Conflicts of Interest

We rely, in part, on our Adviser to manage our day-to-day activities and to implement our investment strategy. BDCA Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Adviser, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, our Adviser, its personnel, and certain affiliates may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, our Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

Our Adviser and certain of its affiliates have certain conflicts of interest in connection with the management of our business affairs, including, but not limited to, the following:

•	Our Adviser and its respective affiliates must allocate their time between advising us and managing other investment activities and business activities in which they may be involved, including, with respect to the Adviser, the other programs sponsored by affiliates of AR Global, as well as any programs that may be sponsored by such affiliates in the future;
•	The compensation payable by us to our Adviser and its affiliates will be approved by our board of directors consistent with the exercise of the requisite standard of care applicable to directors under Maryland law and the 1940 Act. Such compensation is payable, in most cases, whether or not our stockholders receive distributions and may be based in part on the value of assets acquired with leverage;
•	Regardless of the quality of the assets acquired, the services provided to us or whether we pay distributions to our stockholders, our Adviser will receive certain fees in connection with the management and sale of our portfolio companies; and
•	Our Adviser and its respective affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser and its affiliates.
•	Our Adviser and its affiliates serve or may serve as investment adviser to funds that operate in the same or a related line of business as we do. Accordingly, they may have obligations to investors in those funds, the fulfillment of which might not be in the best interests of us or our stockholders. For example, our Adviser may face conflicts of interest in the allocation of investment opportunities to us and such other funds. As discussed above, the 1940 Act prohibits us from making certain co-investments with affiliates unless we receive an order from the SEC permitting us to do so. On August 5, 2015, the SEC issued an order granting an application for exemptive relief from the provisions of Sections 17(d) and 57(a)(4) of the 1940 Act as filed with the SEC to co-invest in certain privately negotiated investment transactions with Business Development Corporation of America II, and any future BDCs that are advised by the Adviser or its affiliated investment advisers, or, collectively, our co-investment affiliates, subject to the satisfaction of certain conditions. We believe this relief may not only enhance our ability to further our investment objectives and strategies, but may also increase favorable investment opportunities for us, in part by allowing us to participate in larger investments, together with our co-investment affiliates, than would be available to us in the absence of such relief.

Administration Services Agreement

On February 9, 2016, we entered into an agreement for ARC Advisory Services, LLC (“ARC Advisory”), a wholly-owned subsidiary of our Sponsor, to provide us with certain other administrative services.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Business Development Corporation of America operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.bdcofamerica.com. The Audit Committee is currently comprised of Messrs. Michelson and Read.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with KPMG LLP its independence and the compatibility of non-audit services with the firm’s independence.

Conclusion

Based on the Audit Committee’s discussion with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The Audit Committee also appoints KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2016.

The Audit Committee

Leslie D. Michelson
Randolph C. Read (Chairman)

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Securities Act and/or Exchange Act.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. KPMG LLP also will serve as the independent registered public accounting firm for all of our wholly-owned subsidiaries.

KPMG LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our wholly-owned subsidiaries. It is expected that a representative of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer appropriate questions.

Fees

We have paid or expect to pay the following fees to KPMG LLP for work performed in 2014 and 2015 or attributable to the audit of our 2014 and 2015 financial statements:

	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2015
Audit Fees	$1,916,900	$1,866,150
Audit Related Fees	30,000	211,350
Tax Fees	—	—
All Other Fees	—	—
Total Fees:	$1,946,900	$2,077,500

Audit Fees.  Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees.  Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees.  Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees.  Fees for other services would include fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures

Our Audit Committee has established, and our Board of Directors has approved a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by KPMG LLP, the Company’s independent registered accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered accounting firm in order to assure that the provision of such service does not impair the firm’s independence. The Audit Committee has pre-approved all services by KPMG LLP that were performed during the fiscal year ended December 31, 2015.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount. Before the Company engages the independent registered public accounting firm to render a service, the engagement must be either (i) specifically approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policy. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided a quorum is present, is required to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the result of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF
KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE
COMPANY FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL NO. 3: APPROVAL OF ADVISORY AGREEMENT AMENDMENT PROPOSAL

Background

At the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”), the stockholders approved certain revisions to the Second Amended and Restated Investment Advisory Agreement (the “Existing Advisory Agreement”), to take effect upon a listing of the Company’s common stock on a national securities exchange (a “Listing”). As previously disclosed, on December 9, 2014, the Board considered certain matters in connection with a potential Listing, which, if completed, would provide liquidity to the Company’s stockholders. A Listing is one option for the Company to achieve a liquidity event for its stockholders, which could also include the sale of all or substantially all of our assets either on a complete portfolio basis or individually followed by a liquidation or a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company. In light of a potential Listing, the Company proposed, and the stockholders approved, various changes to the Company’s charter and the Existing Advisory Agreement at the 2015 Annual Meeting.

As of the date of this proxy statement, there has been no Listing, as a result, such previously approved revisions to the Existing Advisory Agreement have not been implemented yet. However, our Board continues to believe that pursuing a Listing or other liquidity event, when then-current market conditions are favorable for a liquidity event, is in the best interests of our stockholders, and continues to monitor market conditions. In the interim, in order to receive the market rate incentive fee (based on net assets) previously approved by the stockholders at the 2015 Annual Meeting, the Adviser may be incented to list the Company, whether or not favorable conditions for stockholders exist for such Listing. The Board believes the Company should remain a non-traded company until such time as market conditions improve and are conducive of a successful liquidity event, and as such, is supportive of an immediate adoption of the incentive fee changes approved at the 2015 Annual Meeting. Accordingly, the Company is seeking approval of a third amended and restated investment advisory agreement (the “Proposed Advisory Agreement”) that would implement one portion of the previously-approved amendments to the Existing Advisory Agreement upon receipt of stockholder approval as proposed in this proxy statement instead of in conjunction with a Listing. Once implemented, such portion of the previously-approved amendment to the Existing Advisory Agreement would change the structure of the income incentive fee in a manner that would express the “hurdle rate” required for the BDCA Adviser to earn, and be paid, the income incentive fee as a percentage of the Company’s “net assets” rather than “Adjusted Capital” (as defined below) (the “Hurdle Amendment”).

The approval of the Proposed Advisory Agreement relating to the implementation of the previously approved Hurdle Amendment as proposed in this proxy statement is not contingent upon a Listing and does not otherwise impact the revisions to the Existing Advisory Agreement previously approved by our stockholders at the 2015 Annual Meeting, which the Company intends to implement upon a Listing. If approved by the stockholders, the Proposed Advisory Agreement would be in effect for the quarter ended June 30, 2016.

A copy of the Proposed Advisory Agreement is attached as Exhibit A to this proxy statement and is marked to show the changes against the Existing Advisory Agreement.

Overview of the Existing Advisory Agreement

The Existing Advisory Agreement was last re-approved by the Board at a meeting held on April 27, 2016, and was approved by the stockholders of the Company on January 31, 2011.

Peter M. Budko, James Fisher and Edward M. Weil, Jr. who serve directors and/or officers of our company, also serve as officers of BDCA Adviser, as indicated in the table below.

Name and Address*	Position with the Company	Position with BDCA Adviser
Peter M. Budko	Chairman and Chief Executive Officer	Chief Executive Officer and President
James A. Fisher	President and Chief Operating Officer	—
Edward M. Weil, Jr.	Director	—

*	Address for each person listed is 405 Park Avenue, 14th Floor, New York, NY 10022.

Advisory Services

BDCA Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and serves as the Company’s investment adviser pursuant to the Existing Advisory Agreement in accordance with the 1940 Act. BDCA Adviser is wholly-owned by AR Global (the successor business to AR Capital, LLC).

Subject to the overall supervision of the Board, BDCA Adviser oversees the Company’s day-to-day operations and provides the Company with investment advisory services. Under the terms of the Existing Advisory Agreement, BDCA Adviser, among other things: (i) determines the composition and allocation of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolio and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments made by the Company; (iii) executes, monitors and services the Company’s investments; (iv) determines the securities and other assets that the Company shall purchase, retain, or sell; (v) performs due diligence on prospective portfolio companies; and (vi) provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. BDCA Adviser’s services under the Existing Advisory Agreement may not be exclusive and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.

In addition, BDCA Adviser is authorized to enter into one or more sub-advisory agreements with other investment advisers pursuant to which BDCA Adviser may obtain the services of such sub-adviser(s) to assist BDCA Adviser in fulfilling its responsibilities under the Existing Advisory Agreement. Specifically, BDCA Adviser may retain a sub-adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with BDCA Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of BDCA Adviser and the Company.

Advisory Fees

Pursuant to the Existing Advisory Agreement, BDCA Adviser is entitled to an annual base management fee of 1.5% of the Company’s average gross assets and an incentive fee based on the Company’s performance.

The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a “hurdle rate”, expressed as a rate of return on Adjusted Capital (as defined below), equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. As a result, BDCA Adviser will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.75%. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, BDCA Adviser will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.187%, or 8.75% annually, of adjusted capital. This “catch-up” feature allows BDCA Adviser to recoup the fees foregone as a result of the existence of the hurdle rate.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains during operations, is an incentive fee on capital gains during operations prior to a liquidation of the Company and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing Advisory Agreement). This fee equals 20.0% of the Company’s incentive fee capital gains, which equals the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Fees and Reimbursements Paid in the Most Recent Fiscal Year

During the year ended December 31, 2015, the Company accrued approximately $36.0 million in base management fees payable to BDCA Adviser. The Company paid approximately $34.4 million of these fees during the year ended December 31, 2015. As of December 31, 2015, approximately $9.5 million in base management fees were payable to BDCA Adviser.

The Company accrues the capital gains incentive fee based on net realized and unrealized gains; however, under the terms of the Existing Advisory Agreement, the fee payable to BDCA Adviser is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. During the year ended December 31, 2015, the Company did not accrue any capital gains incentive fees.

Indemnification

The Existing Advisory Agreement provides that BDCA Adviser and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by BDCA Adviser, and BDCA Adviser shall be held harmless for any loss or liability suffered by the Company, if (i) BDCA Adviser has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) BDCA Adviser was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence or misconduct by BDCA Adviser or an affiliate thereof acting as the Company’s agent and (iv) the indemnification or agreement to hold BDCA Adviser harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Revisions to the Existing Advisory Agreement in the Proposed Advisory Agreement

The Proposed Advisory Agreement is materially similar to the Existing Advisory Agreement, except for the implementation of the previously-approved Hurdle Amendment upon receipt of stockholder approval as proposed in this proxy statement instead of in conjunction with a Listing. Once implemented, the previously-approved Hurdle Amendment will amend the structure of the subordinated incentive fee on income in a manner that would express the “hurdle rate” required for the Company’s investment adviser to earn, and be paid, the income incentive fee as a percentage of the Company’s “net assets” rather than “Adjusted Capital” (as defined below).

The applicable percentages related to the subordinated incentive fee on income, including the hurdle rate, would remain the same. Accordingly, once implemented, the subordinated incentive fee on income would be calculated and payable quarterly in arrears and equal 20.0% of “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a “hurdle rate”, expressed as a rate of return on the Company’s net assets, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%.

“Adjusted Capital” is defined in the Existing Advisory Agreement to mean the amount of money received from sales of the Company’s common stock (including reinvested dividends) minus distributions paid to stockholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program. This provision was designed to work in connection with the Company’s former continuous public offering and its share repurchase program. While the Company continues to support its share repurchase program, its continuous initial public offering, including a follow-on offering, successfully closed to new investments in April 2015. The Company continues to believe that the concept of “Adjusted Capital” will no longer be relevant to the Company. The Company believes that using “net assets” rather than “Adjusted Capital” for purposes of the subordinated incentive fee on income is appropriate, following the close of its continuous initial public offering and related follow-on offering but prior to a potential Listing, and is consistent with provisions in investment advisory agreements of the Company’s industry peers.

As a result of the historical value of “net assets” being below “Adjusted Capital”, had the Hurdle Amendment been in effect for the year ended 2015, the incentive fee earned by the Adviser under the Proposed Advisory Agreement would have increased by approximately $7.2 million (this assumes no additional fee waivers were taken by the Adviser during first quarter 2015). Resulting from the fact that historical “net asset” values are below “Adjusted Capital”, the calculation of the income incentive fee under the Hurdle Amendment would have resulted in the quarterly hurdle of 1.75% being met more quickly therefore, resulting in a higher fee for 2015 had this provision been in place. For future periods, to the extent “net asset” value increases relative to “Adjusted Capital” the impact could be lower under the Proposed Advisory Agreement.

Pro Forma Comparison of Fees Payable Under the Existing Advisory Agreement and the Proposed Advisory Agreement

The following table is intended to assist you in understanding the fees and expenses that an investor would bear directly or indirectly under our Existing Advisory Agreement as compared to our Proposed Advisory Agreement. We caution you that some of the percentages indicated in the table below are estimates and may vary.

Stockholder Transaction Expenses

	Existing Advisory Agreement		Proposed Advisory Agreement
Expenses (as a percentage of offering price)(1)
Sales load to dealer manager(1)	0%		0%
Offering expenses(1)	0%		0%
Distribution reinvestment plan expenses(2)	—		—
Total stockholder transaction expenses	0%		0%
Annual expenses (as a percentage of net assets attributable to common stock)(1)
Management fee(3)	2.19%		2.19%
Incentive fees(4)	0.62	%(8)	1.06	%(8)
Interest payments on borrowed funds(5)	1.61%		1.61%
Other expenses(6)	0.77%		0.77%
Total annual expenses(8)	5.19%		5.63%

(1)	We are no longer offering shares of our common stock. Other than shares issued pursuant to our dividend reinvestment plan (“DRIP”), we have not issued any new shares of common stock since July 1, 2015. As a result, there are no selling commissions, dealer manager fees or other sales charges to a stockholder to reflect in this table.
(2)	The expenses of administering our DRIP are included in “Other expenses.”
(3)	Our management fee under the Investment Advisory Agreement will be payable quarterly in arrears, and will be calculated at an annual rate of 1.5% of the average value of our gross assets.
(4)	This percentage is based on the incentive fees of $10.1 million payable to our Adviser for the year ended December 31, 2015 and reported in our annual report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”). Based on our average net assets of $1.6 billion for the year ended December 31, 2015, the incentive fees payable to our Adviser represented approximately 0.62% of our total annual expenses.
(5)	We may borrow funds to make investments. The costs associated with borrowing will be indirectly borne by our investors. The figure in the table is based on actual interest and credit facility financing expenses of $26.5 million as reported in our 2015 Form 10-K.
(6)	Other expenses, including expenses incurred in connection with administering our business, are based on estimated amounts for the following twelve months. Such expenses include, but are not limited to, accounting, legal and auditing fees, fees payable to our independent directors and expenses relating to our credit facilities.
(8)	Were the Hurdle Amendment in effect for the fiscal year ended 2015, the gross income incentive fee payable under the Proposed Advisory Agreement would increase by $7,163,873, or an increase of 0.44% as a percentage of “net assets”. The calculation of the income incentive fee under the Hurdle Amendment would allow the quarterly hurdle of 1.75% to be met more quickly because using “net assets” rather than “Adjusted Capital” as the basis of the calculation does not include dealer manager fees, selling commissions and organization and offering expenses. Total annual expenses as a percentage of net assets, after reduction for fee waivers granted during the year ended December 31, 2015, would be 4.97% under the existing agreement and 5.41% under the proposed agreement.

Effect of Hurdle Amendment on Advisory Fees

Were the Hurdle Amendment in effect for the year ended 2015, the gross income incentive fee payable under the Proposed Advisory Agreement would increase by $7,163,873 and an increase of 0.44% as a percentage of “net assets” as shown in the table below. The calculation of the income incentive fee under the Hurdle Amendment would allow the quarterly hurdle of 1.75% to be met more quickly because using “net assets” rather than “Adjusted Capital” as the basis of the calculation does not include dealer manager fees, selling commissions and organization and offering expenses.

	As of December 31, 2015
	Existing Advisory Agreement	Proposed Advisory Agreement	Difference in Income Incentive Fees under Proposed Investment Advisory Agreement
Gross Income Incentive Fee	$10,144,395	$17,308,268	$7,163,873

Board Consideration

At meetings of the Board held on April 27, 2016, the Board, including a majority of the independent directors, approved the Proposed Advisory Agreement as being in the best interests of the Company and its stockholders. The Board then directed that the Proposed Advisory Agreement be submitted to the Company’s stockholders for approval with the Board’s recommendation that the stockholders vote to approve the Proposed Advisory Agreement.

If stockholders of the Company do not approve this proposal, the Existing Advisory Agreement will remain in effect and the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders.

Factors Considered by the Board

The Board, in approving and recommending the approval of the Proposed Advisory Agreement, considered a number of factors. Such approvals were made in accordance with, and on the basis of an evaluation satisfactory to the Board as required by Section 15(c) of the 1940 Act and applicable rules and regulations thereunder, including a consideration of, among other factors, (i) the nature, quality and extent of the advisory and other services provided under the Existing Advisory Agreement and to be provided under the Proposed Advisory Agreement, (ii) the Company’s investment performance, (iii) comparative data with respect to advisory fees or similar expenses paid by other BDCs, including Listed BDCs, investment companies and other accounts, if any, of BDCA Adviser with similar investment objectives, and (iv) information about the services to be performed and the personnel performing such services under the Existing Advisory Agreement and the Proposed Advisory Agreement.

In approving the Proposed Advisory Agreement, the Board considered materials provided in connection with its approval of the Existing Advisory Agreement at a meeting held on April 27, 2016 as well as materials provided specifically in connection with its consideration of the Proposed Advisory Agreement.

With respect to the nature, quality and extent of the advisory and other services, and the services to be performed and the personnel performing such services, the Board favorably considered that the same personnel that provide services to the Company under the Existing Advisory Agreement would provide services to the Company under the Proposed Advisory Agreement. Based on these considerations, the Board concluded, within the context of its overall determination to approve the Proposed Advisory Agreement, that the Company should continue to benefit from the services to be provided by BDCA Adviser under the Proposed Advisory Agreement.

Regarding investment performance, the Board took note of the Company’s historical investment performance results, as presented to the Board in connection with its consideration of the Existing Advisory Agreement, in light of the Company’s investment objective, strategies and risks. Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Proposed

Advisory Agreement, that the Company’s historical investment performance supported a determination to approve the Proposed Advisory Agreement.

On the basis of the information provided to it and its evaluation thereof, the Board, including the independent directors, unanimously voted to approve the Proposed Advisory Agreement.

Vote Required

The Advisory Agreement Amendment Proposal requires the approval of the majority of our outstanding voting securities as of the Record Date. The 1940 Act defines a “majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of such fund, whichever is less. You may vote for or against or abstain on the Advisory Agreement Amendment Proposal. Abstentions and broker non-votes will have the same effect as votes against the Advisory Agreement Amendment Proposal. Proxies received will be voted “FOR” the approval of the Advisory Agreement Amendment Proposal unless stockholders designate otherwise.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to the Advisory Agreement Amendment Proposal. Accordingly, to the extent that you object to the Advisory Agreement Amendment Proposal, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your Shares under the provisions of Maryland law governing appraisal rights.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE ADVISORY AGREEMENT
AMENDMENT PROPOSAL.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2015, all reports were filed on a timely basis.

CODE OF ETHICS

The Board of Directors adopted a code of ethics (the “Code of Ethics”) that applies to the registrant’s principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the board.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2016 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2017 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 30, 2016 and ending at 5:00 p.m., Eastern Time, on December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:

1.	as to each director nominee;
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;

•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Company’s charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Business Development Corporation of America, 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Corinne D. Pankovcin (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Corinne D. Pankovcin

Corinne D. Pankovcin
Chief Financial Officer, Treasurer and Secretary

Exhibit A

~~SECOND~~THIRD AMENDED AND RESTATED INVESTMENT ADVISORY AND
MANAGEMENT SERVICES AGREEMENT

This ~~Second~~Third Amended and Restated Investment Advisory and Management Services Agreement (the “Agreement”) is made as of the ~~5th~~[•] day of ~~June, 2013~~[•], 2016, by and between BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation (the “Company”), and BDCA ADVISER, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, on October 28, 2010, the Company and the Adviser entered into that certain Investment Advisory and Management Services Agreement (the “Original Agreement”) wherein the Company and the Adviser agreed that the Adviser would furnish investment advisory services to the Company and provide certain administrative services necessary for the operation of the Company on the terms and conditions set forth therein;

~~WHEREAS, in accordance with the terms of the Original Agreement, the Adviser entered into that certain Investment Sub-Advisory Agreement dated as of October 28, 2010, as amended and restated on January 13, 2011 (collectively, the “Sub-Advisory Agreement”), with Main Street Capital Corporation, a Maryland corporation (the “Sub-Adviser”), pursuant to which the Adviser delegated certain duties under the Original Agreement to the Sub-Adviser;~~

~~WHEREAS, the Adviser and the Sub-Adviser mutually terminated the Sub-Advisory Agreement and the sub-advisory relationship between the parties; and~~

WHEREAS, ~~as a result of the termination of the Sub-Advisory Agreement~~on June 23, 2011, the Company and the Adviser amended and restated the Original Agreement in its entirety and entered into an Amended and Restated Investment Advisory and Management Services Agreement ~~dated as of June 23, 2011~~ (the “Amended Agreement”) in order to reduce the Base Management Fee (as defined in Section 3(a) hereof) from two percent (2%) of the Company’s gross assets to one and one half percent (1.5%) of the Company’s gross assets; ~~and~~

WHEREAS, on June 5, 2013, the Company and the Adviser ~~now desire to amend~~ amended and ~~restate~~restated the Amended Agreement ~~in its entirety~~(the “Second Amended Agreement”) in order to remove the third part of the incentive fee, referred to as the “Subordinated Liquidation Incentive Fee,” which was equal to 20.0% of the net proceeds from the liquidation of the Company remaining after investors have received distributions of net proceeds from liquidation of the Company equal to Adjusted Capital (as defined in Section 3(b) hereof) as calculated immediately prior to liquidation~~.~~; and

WHEREAS, the Company and the Adviser now desire to amend and restate the Second Amended Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) Retention of Adviser.  The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth:

(i) in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s Registration Statement on Form N-2 ~~(File No. 333-166636)~~ filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time (the “Registration Statement”), if any, and/or the Company’s periodic reports filed with the SEC from time to time; and

(ii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws, in each case as amended from time to time,

(b) Responsibilities of Adviser.  Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i) determine the composition and allocation of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;

(ii) identify, evaluate and negotiate the structure of the investments made by the Company;

(iii) execute, monitor and service the Company’s investments;

(iv) determine the securities and other assets that the Company shall purchase, retain, or sell;

(v) perform due diligence on prospective portfolio companies; and

(vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

(c) Power and Authority.  To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board.

(d) Acceptance of Employment.  The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(e) Sub-Advisers.  The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company.

(i) The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser.

(ii) Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to Board and Company stockholder approval thereunder, and other applicable federal and state law.

(iii) Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(f) Independent Contractor Status.  The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(g) Record Retention.  Subject to review by and the overall control of the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.

The following provisions in this Section 1 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(h) Administrator.  The Adviser shall, upon request by an official or agency administering the securities laws of a state, province, or commonwealth (an “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to Company stockholders pursuant to this Agreement, the Registration Statement and applicable federal and state law.

(i) Fiduciary Duty:  It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Adviser shall not, by entry into an agreement with any stockholder of the Company or otherwise, contract away the fiduciary obligation owed to the Company and the Company stockholders under common law.

2. Company’s Responsibilities and Expenses Payable by the Company.

(a) Costs.  Subject to the limitations on reimbursement of the Adviser as set forth in Section 2(b) below, the Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to: expenses deemed to be “organization and offering expenses” of the Company for purposes of Conduct Rule 2310(a)(12) of the Financial Industry Regulatory Authority (for purposes of this Agreement, such expenses, exclusive of commissions, the dealer manager fee and any discounts, are hereinafter referred to as “Organization and Offering Expenses”); amounts paid to third parties for administrative services; the investigation and monitoring of the Company’s investments; the cost of calculating the Company’s net asset value; the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; management and incentive fees payable pursuant to the investment advisory agreement; fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms), transfer agent and custodial fees, fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events); federal and state registration fees; any exchange listing fees; federal, state and local taxes; independent directors’ fees and expenses; brokerage commissions; costs of proxy statements; stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; fidelity bond, liability insurance and other insurance premiums; and printing, mailing, independent accountants and outside legal costs.

Notwithstanding the foregoing, the Company shall not be liable for Organization and Offering Expenses to the extent that Organization and Offering Expenses, together with all prior Organization Offering Expenses, exceeds the greater of $125,000 and 1.5% of the aggregate gross proceeds from the offering of the Company’s securities (the “Offering Proceeds”). More specifically, the Company shall be obligated to reimburse the Adviser for all current and past Organization and Offering Expenses paid by the Adviser and not already reimbursed by the Company (the “Reimbursable O&O Expenses ”) as follows:

(i) if the Offering Proceeds are $8,333,333.33 or less, the Company shall reimburse the Adviser for such Reimbursable O&O Expenses to the extent that the Reimbursable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed $125,000; or

(ii) if the Offering Proceeds exceed $8,333,333.33, the Company shall reimburse the Adviser for such Reimbursable O&O Expenses to the extent that the Reimbursable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed an amount equal to 1.5% of the Offering Proceeds or a maximum reimbursement of $22,500,000, assuming the maximum offering size is $1,500,000,000.

The following provisions in this Section 2(b) shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(b) Limitations on Reimbursement of Expenses.  In addition to the compensation paid to the Adviser pursuant to Section 3, the Company shall reimburse the Adviser for all expenses of the Company incurred by the Adviser as well as the actual cost of goods and services used for or by the Company and obtained from entities not affiliated with the Adviser. The Adviser may be reimbursed for the administrative services performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:

(i) rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser; and

(ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any executive officer or board member of the Adviser (or any individual performing such services) or a holder of 10% or greater equity interest in the Adviser (or any person having the power to direct or cause the direction of the Adviser, whether by ownership of voting securities, by contract or otherwise).

(c) Periodic Reimbursement.  Expenses incurred by the Adviser on behalf of the Company and payable pursuant to this Section 2 shall be reimbursed no less than monthly to the Adviser. The Adviser shall prepare a statement documenting the expenses of the Company and the calculation of the reimbursement and shall deliver such statement to the Company prior to full reimbursement.

3. Compensation of the Adviser.  The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.

(a) Base Management Fee.  The Base Management Fee shall be calculated at an annual rate of one and one half percent (1.5%) of the Company’s average gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine. The Base Management Fee for any partial month or quarter shall be appropriately pro rated.

(b) Incentive Fee.  The Incentive Fee shall consist of two parts, as follows:

(i) The first part, referred to as the “~~Subordinated~~ Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the ~~Subordinated~~ Incentive Fee on Income shall be subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on ~~Adjusted Capital (as defined below) at the beginning~~the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.75% (7.00% annualized), subject to a “catch up” feature (as described below). The calculation of the ~~Subordinated~~ Incentive Fee on Income for each quarter is as follows:

(A) No ~~Subordinated~~ Incentive Fee on Income shall be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75% or 7.00% annualized (the “Preferred Return”) on the Company’s ~~Adjusted Capital~~net assets;

(B) 100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) shall be payable to the Adviser. This portion of the company’s ~~Subordinated~~ Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2.1875% (8.75% annualized) in any calendar quarter; and

(C) For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.1875% (8.75% annualized), the ~~Subordinated~~ Incentive Fee on Income shall equal 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

(ii) The second part of the incentive fee, referred to as the “Incentive Fee on Capital Gains During Operations,” shall be an incentive fee on capital gains earned on liquidated investments from the portfolio during operations prior to the liquidation of the Company and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement). This fee shall equal 20.0% of the Company’s incentive fee capital gains, which shall equal the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

(iii) ~~:(A)~~ For purposes of Section 3(b), “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

~~(B) “Adjusted Capital” shall mean cumulative gross proceeds generated from sales of the Company’s common stock (including proceeds from the Company’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to stockholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program.~~

(iv) Notwithstanding the foregoing, in no event will the Adviser’s compensation on the basis of a share of capital gains exceed 20% of the realized capital gains upon the funds of the Company over the life of the Company, computed net of all realized capital losses and unrealized capital depreciation.

4. Covenants of the Adviser.

(a) Adviser Status.  The Adviser covenants that it will register as an investment adviser under the Advisers Act and will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

The following provisions in this Section 4 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(b) Reports to Stockholders.  The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Company (either included in a periodic report filed with the SEC or distributed in a separate report):

(i) Quarterly Reports.  Within 60 days of the end of each quarter, a report containing the same financial information contained in the Company’s Quarterly Report on Form 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended.

(ii) Annual Report.  Within 120 days after the end of the Company’s fiscal year, an annual report containing:

(A) A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting ~~principals~~principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;

(B) A report of the activities of the Company during the period covered by the report;

(C) Where forecasts have been provided to the Company’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report;

(D) A report setting forth distributions by the Company for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of Company assets.

(iii) Previous Reimbursement Reports.  The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(b) for the previous fiscal year. The special report shall at a minimum provide:

(A) A review of the time records of individual employees, the costs of whose services were reimbursed; and

(B) A review of the specific nature of the work performed by each such employee.

(iv) Proposed Reimbursement Reports.  The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(b) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.

(v) Proposed Federal Income Tax Returns.  Within 75 days after the end of the Company’s fiscal year, all information necessary for Stockholders’ to prepare their federal income tax returns.

(c) Reports to State Administrators.  The Adviser shall, upon written request of any State Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such State Administrator.

(d) Reserves.  In performing its duties hereunder, the Adviser shall cause the Company to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Company to retain a reasonable percentage of proceeds from offerings and revenues.

(e) Recommendations Regarding Reviews.  From time to time and not less than quarterly, the Adviser must review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board of Directors, distribute pro rata to the stockholders funds received by the Company which the Adviser deems unnecessary to retain in the Company.

(f) Temporary Investments.  The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Company into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Company and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of Company securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable Administrator, to be paid as a distribution to the stockholders of the Company as a return of capital without deduction of Front End Fees (as defined below).

5. Brokerage Commissions.  Limitations on Front End Fees; Period of Offering; Assessments

(a) Brokerage Commissions.  The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

The following provisions in this Section 5 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(b) Limitations.  Notwithstanding anything herein to the contrary:

(i) All fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred organizational and offering expenses, including any interest thereon, if any, will be included within this 18% limitation.

(ii) The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Company. The remaining proceeds may be used to pay Front End Fees.

6. Other Activities of the Adviser.  The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.  If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Indemnification.

(a) Indemnification.  The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment advisor of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the charter of the Company or the provisions of Section II.G of the Omnibus Guidelines published by the North American Securities Administrators Association on March 29, 1992, as it may be amended from time to time.

The following provisions in this Section 8 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(b) Limitations on Indemnification.  Notwithstanding Section 8(a) to the contrary, the Company shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Company provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

(ii) the Indemnified Party was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of negligence or misconduct by the Indemnified Party; and

(iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

(iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c) Advancement of Funds.  The Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:

(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii) The legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and

(iii) The Indemnified Party undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification.

9. Effectiveness, Duration and Termination of Agreement.

(a) Term and Effectiveness.  This Agreement shall become effective as of the date that the Company meets the minimum offering requirement, as such term is defined in the prospectus contained in the Company’s registration statement on Form N-2 as declared effective by the SEC. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b) Termination.  This Agreement may be terminated at any time, without the payment of any penalty, (a) by the Company upon 60 days’ written notice to the Adviser, (i) upon the vote of a majority of the outstanding voting securities of the Company, or (ii) by the vote of the Company’s independent directors, or (b) by the Adviser upon 120 days’ written notice to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. ~~Moreover, if that certain Investment Sub-Advisory Agreement dated as of October 28, 2010 (as amended, restated or supplemented from time to time, the “Main Street Agreement”) by and between the Adviser and Main Street Capital Corporation, a Maryland corporation (“Main Street” or “Sub-Adviser”), shall (i) expire by its terms without renewal pursuant to the last sentence of Section 8(a) of the Main Street Agreement or (ii) be terminated by the Adviser or the Company pursuant to Section 8(b)  of the Main Street Agreement, this Agreement shall terminate simultaneously with the termination of the Main Street Agreement, and the Company shall not, for a period of three (3) years following such termination, engage the Adviser or its affiliates or any of their successors or any officers, directors or employees of the Adviser or its affiliates or their successors as an adviser or sub-adviser to the Company without the prior written consent of Main Street. Notwithstanding the foregoing, or anything in this Agreement or the Main Street Agreement to the contrary, if the Main Street Agreement is terminated by the Adviser or the Company for cause (as defined below), then the Company may enter into a new advisory agreement with the Adviser or an affiliate thereof containing the same or similar terms as those contained herein, without the prior consent of Main Street. For purposes of this Agreement, for cause shall mean the occurrence of one or more of the following events:~~

~~(i) the Sub-Adviser shall have materially breached the Main Street Agreement, as determined by the independent directors of the Company; provided, however, that the breaching party shall have 30 calendar days after the receipt of notice of such breach from the other party to cure such breach;~~

~~(ii) the Sub-Adviser is subject to an allegation that it has committed any fraud, criminal conduct, gross negligence or willful misconduct in any action or failure to act undertaken by the Sub-Adviser pertaining to or having a material detrimental effect upon the ability of the Sub-Adviser to perform its respective duties under the Main Street Agreement and the independent directors of the Board shall have determined, after providing the Sub-Adviser with an opportunity for a hearing and to cure any damage, that such allegation shall have had a material adverse effect on the Company that can only be remedied by termination of the Main Street Agreement, or, in any event, if and when a court or regulatory authority of competent jurisdiction shall have returned a final non-appealable order or ruling that the Sub-Adviser is guilty of or liable with respect to such conduct;~~

~~(iii) the Sub-Adviser (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) consents to the entry of an order for relief in an involuntary case under any such law, (3) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for any substantial part of its property, or (4) makes any general assignment for the benefit of creditors under applicable state law;~~

~~(iv) if: (1) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect has been commenced against the Sub-Adviser, and such case has not been dismissed within 60 days after the commencement thereof; or (2) a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) has been appointed for the Sub-Adviser or has taken possession of the Sub-Adviser’s or any substantial part of its property, and such appointment has not been rescinded or such possession has not been relinquished within 60 days after the occurrence thereof; or~~

~~(v) if at any time within five years after the Effective Date both Vincent D. Foster and Todd A. Reppert cease to be actively involved in the management of the Sub-Adviser unless the parties agree that acceptable replacements are in place or can timely be put in place.~~

(c) Payments to and Duties of Adviser Upon Termination.

(i) After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement. If the Company and the Adviser cannot agree on the amount of such reimbursements and fees, the parties will submit to binding arbitration.

(ii) The Adviser shall promptly upon termination:

(A) Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B) Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and

(C) Cooperate with the Company to provide an orderly management transition.

The following provisions in this Section 9 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(d) Other Matters.  Without the approval of holders of a majority of the shares entitled to vote on the matter, the Adviser shall not: (i) amend the investment advisory agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the stockholders; (iii) appoint a new Adviser; (iv) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (v) cause the merger or other reorganization of the Company. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. The Company may terminate the Adviser’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Company. If the Company and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Company. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Company.

(e) With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the Stockholders regarding the removal of the Adviser or regarding any transaction between the Company and the Adviser. In determining the existence of the requisite percentage of shares necessary to approve a matter on which the Adviser may not vote or consent, any shares owned by the Adviser shall not be included.

10. Conflicts of Interests and Prohibited Activities.  The following provisions in this Section 10 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(a) No Exclusive Agreement.  The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Company.

(b) Rebates, Kickbacks and Reciprocal Arrangements.

(i) The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.

(ii) The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Company’s stock or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment of a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing the Company’s common stock.

(c) Commingling.  The Adviser covenants that it shall not permit or cause to be permitted the Company’s funds from being commingled with the funds of any other entity. Nothing in this Subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Company’s funds are protected from the claims of other programs and creditors of such programs.

11. Notices.  Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12. Amendments.  This Agreement may be amended by mutual consent.

13. Entire Agreement; Governing Law.  This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Third~~Second~~ Amended and Restated Investment Advisory and Management Services Agreement to be duly executed on the date above written.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:	Name: Title:

BDCA ADVISER, LLC

By:	Name: Title:

BUSINESS DEVELOPMENT CORP. OF AMERICA
405 PARK AVE., 14TH FLOOR
NEW YORK, NY 10022

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E11049-P80193

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BUSINESS DEVELOPMENT CORP. OF AMERICA

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Election of Directors			
	Nominees:			
1a.	Peter M. Budko	☐	☐	☐
1b.	Edward M. Weil, Jr.	☐	☐	☐
1c.	Leslie D. Michelson	☐	☐	☐
1d.	Randolph C. Read	☐	☐	☐
1e.	Edward G. Rendell	☐	☐	☐
2.	Ratification of the appointment of KPMG LLP as the Company's independent registered accounting firm for 2016.	☐	☐	☐
3.	Approval of Advisory Agreement Amendment.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/BDCA.

E11050-P80193

BUSINESS DEVELOPMENT CORP. OF AMERICA
Annual Meeting of Stockholders
June 9, 2016 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Business Development Corp. of America (the "Company"), hereby appoints Corinne D. Pankovcin and James A. Tanaka, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at The Core Club, located at 66 E. 55th Street, New York, New York on June 9, 2016, commencing at 2:00 p.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side